EXHIBIT 10.23

RETENTION BONUS AND RELEASE AGREEMENT

This Retention Bonus Agreement (this “Agreement”) is entered into as of March 5, 2003, by and between Terence J. Griffin (the “Employee”) and Symphonix Devices, Inc., a Delaware corporation (the “Company” and together with Employee, the “Parties”).

WHEREAS, the Company’s Board of Directors has approved a Plan of Complete Liquidation and Dissolution, subject to stockholder approval, and the Company has terminated all but five of its employees to wind down its operations;

WHEREAS, Employee is currently employed by the Company and desires to continue his employment with the Company until he achieves the milestones listed on Exhibit A (the “Milestones”); and

WHEREAS, to induce Employee to remain with the Company until Employee achieves the Milestones, the Company desires to grant to Employee certain rights to receive a bonus payment based on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

1.    Bonus Payment.    The Company agrees to pay Employee $20,084, less applicable withholding (the “Bonus Payment”), provided that: (i) Employee executes (and does not revoke) the Release, a form of which is attached hereto as Exhibit B, after the termination of Employee’s employment with the Company and (ii) Employee’s employment with the Company terminates under either of the following conditions: (x) Employee has achieved the Milestones, or (y) Employee’s employment is terminated by the Company other than for Cause (as defined below). The Bonus Payment will be made to Employee within three (3) business days of the Effective Date (as defined in the Release).

2.    Definitions.    As used herein, “Cause” means, with respect to Employee, (i) an act of material fraud towards, or misappropriation of funds of the Company; or (ii) gross negligence or willful misconduct in the scope of Employee’s employment by, or services to the Company, or the repeated failure of Employee to perform substantially his or her duties and responsibilities to the reasonable satisfaction of the Company; or (iii) Employee’s material breach of any fiduciary duty, or any duty of confidentiality with respect to the Company proprietary or confidential information, including, but not limited to, the material breach of any written proprietary information agreement by and between Employee and the Company; or (iv) a conviction of, or plea of nolo contendere to, a crime which constitutes a felony. Notwithstanding the foregoing, Employee may not be terminated for Cause under subsections (i), (ii), or (iii) above without (i) notice to Employee setting forth the reasons for the Company’s intention to terminate for Cause, and (ii) an opportunity for Employee to cure such actions within fifteen (15) days of written receipt of such notice.

3.    Tax Consequences.    The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the

Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

4.    No Representations.    Employee represents that Employee has been advised to consult with an attorney and has had an opportunity to do so, and Employee has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

5.    Severability.    In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

6.    Entire Agreement.    This Agreement and the Release represent the entire agreement and understanding between the Parties solely with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties solely with respect to the subject matter hereof, and are not intended to confer upon any other person any rights or remedies hereunder.

7.    Amendment.    Subject to applicable law, this Agreement may be amended at any time by execution of an instrument in writing signed by or on behalf of each of the Parties.

8.    Governing Law.    This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions.

9.    Counterparts.    This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

10.    Assignment.    Neither of the Parties may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, except that the Company may assign its rights hereunder in connection with an acquisition, merger, or consolidation of the Company (or transfer of all or substantially all of its assets). Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SYMPHONIX DEVICES, INC.

Dated:	3-5-03	By	/S/ KIRK B. DAVIS

Kirk B. Davis, Chief Executive Officer

EMPLOYEE

Dated:	3-5-03	By	/S/ TERENCE J. GRIFFIN

Terence J. Griffin

EXHIBIT A

MILESTONES

•	Complete audit and Form 10-K Annual Report

•	Complete proxy

•	Complete meetings with asset sale prospects

•	Complete due diligence with purchaser

•	Complete purchase agreement with purchaser

•	Complete sale of miscellaneous fixed assets

•	Complete move from Zanker Rd. facility

•	Complete tax returns

•	Complete stockholder meeting

•	Complete transition to trustee

•	Complete final asset transfer to purchaser

•	Manage stockholder communication

A-1

EXHIBIT B

RELEASE

This Release (the “Release”) is made by and between Symphonix Devices, Inc., a Delaware corporation (the “Company”) and Terence J. Griffin (“Employee”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (jointly referred to as “the Parties”) hereby agree as follows:

1.    Consideration.    The Company agrees to pay Employee the Bonus Payment (as defined in the Retention Bonus Agreement between the Company and the Employee), less applicable withholding within three (3) business days of the Effective Date (as defined below) of this Release.

2.    Payment of Salary.    Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, outplacement costs, fees, stock, stock options, vesting, commissions and any and all other benefits and compensation due to Employee.

3.    Release of Claims.    Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation,

a.    any and all claims relating to or arising out of Employee’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

d.    any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Restraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code;

e.    any and all claims for violation of the federal, or any state, constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

g.    any and all claims for attorneys’ fees and costs.

Employee acknowledges and agrees that any breach by him of this paragraph or of his obligations under paragraphs 5 and 6 hereof or of any provision of the Proprietary Information and Inventions Agreement by and between Employee and the Company (the “Confidentiality Agreement”), shall constitute a material breach of this Release, and shall entitle the Company immediately to recover the consideration provided to Employee by this Release, except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company in: (a) enforcing his obligations under this paragraph, paragraphs 5 and 6 and the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim brought or pursued by Employee in violation of the terms of this Release.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Release.

4.    Acknowledgment of Waiver of Claims under ADEA.    Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Release; (b) Employee has twenty-one (21) days within which to consider this Release; (c) Employee has seven (7) days following the execution of this Release by the Parties to revoke the Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

5.    California Civil Code Section 1542.    Employee represents that Employee is not

aware of any claims against any of the Releasees. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

6.    No Future Lawsuits.    Employee represents that Employee does not intend to bring any claims on behalf of Employee or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

7.    No Admission of Liability.    Employee understands and acknowledges that this Release constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Release, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

8.    Authority.    The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release. Employee represents and warrants that Employee has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

9.    No Representations.    Employee represents that Employee has been advised to consult with an attorney and has had an opportunity to do so, and Employee has carefully read and understands the scope and effect of the provisions of this Release. Employee has not relied upon any representations or statements made by the Company which are not specifically set forth in this Release.

10.    Severability.    In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release shall continue in full force and effect without said provision or portion of provision.

11.    No Oral Modification.    This Release may only be amended in writing signed by Employee and the Company’s Chief Executive Officer.

12.    Governing Law.    This Release shall be governed by the laws of the State of California, without regard for choice of law provisions.

13.    Effective Date.    This Release will become effective after it has been signed by both Parties and after seven days have passed since Employee signed the Release (the “Effective Date”). Each party has seven days after that party signs the Release to revoke it.

14.    Counterparts.    This Release may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

15.    Voluntary Execution of Agreement.    This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)    They have read this Release;

(b)    They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or have elected not to retain legal counsel;

(c)    They understand the terms and consequences of this Release and of the releases it contains; and

(d)    They are fully aware of the legal and binding effect of this Release.

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IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.

SYMPHONIX DEVICES, INC.

Dated:	By

Kirk B. Davis, Chief Executive Officer

EMPLOYEE

Dated:

Terence J. Griffin